Exhibit 10.2

MAKE GOOD ESCROW AGREEMENT

          This MAKE GOOD ESCROW AGREEMENT (the “Make Good Agreement”), effective as of September 27, 2010, is entered into by and among Yayi International Inc., a Delaware corporation (the “Company”), Global Rock Stone Industrial Ltd, a British Virgin Islands company (the “Make Good Pledgor”), Euro Pacific Capital, Inc., as Investor agent (“Investor Agent”) and Escrow, LLC, as escrow agent (“Escrow Agent”).

          WHEREAS, each of the investors (the “Investors”) in the Company’s private offering of securities (the “Offering”) has entered into a Securities Purchase Agreement, dated as of the date of this Agreement (the “Securities Purchase Agreement”), evidencing their participation in the Company’s Offering;

          WHEREAS, pursuant to the terms of the Securities Purchase Agreement, the Investor Agent has been duly appointed and has the power to act by and on behalf of the Investors hereunder;

          WHEREAS, as an inducement to the Investors to participate in the Offering and as set forth in the Securities Purchase Agreement, the Make Good Pledgor has agreed to place certain shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) held by the Make Good Pledgor into escrow for the benefit of the Investors in the event the Company fails to satisfy certain financial thresholds as set forth in this Make Good Agreement;

          WHEREAS, pursuant to the requirements of the Securities Purchase Agreement, the Company and the Make Good Pledgor have agreed to establish an escrow on the terms and conditions set forth in this Make Good Agreement;

          WHEREAS, the Company, the Make Good Pledgor and the Investor Agent have requested that the Escrow Agent hold the Escrow Shares (as defined below) and the Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Make Good Agreement; and

          WHEREAS, all capitalized terms used but not defined herein which are defined in the Securities Purchase Agreement shall have the respective meanings given to such terms in the Securities Purchase Agreement;

          NOW, THEREFORE, in consideration of the mutual promises of the parties and the terms and conditions hereof, the parties hereby agree as follows:

1.        Appointment of Escrow Agent. The Company, the Make Good Pledgor and the Investor Agent hereby appoint Escrow Agent to act as Escrow Agent in accordance with the terms and conditions set forth in this Make Good Agreement, and Escrow Agent hereby accepts such appointment and agrees to act as Escrow Agent in accordance with such terms and conditions.

2.        Establishment of Escrow. Within five (5) Trading Days following each Closing, the Make Good Pledgor shall deliver, or cause to be delivered, to the Escrow Agent certificates evidencing an aggregate of 15% of the maximum number of shares of Common Stock issuable upon conversion of the Notes sold at such Closing (the “Escrow Shares”) pursuant to the Securities Purchase Agreement, along with bank signature stamped stock powers executed in blank (or such other signed instrument of transfer acceptable to the Company’s Transfer Agent). As used in this Make Good Agreement, “Transfer Agent” means American Registrar & Transfer Co., or such other entity hereafter retained by the Company as its stock transfer agent as specified in a writing from the Company to the Escrow Agent. The Make Good Pledgor understands and agrees that the Investors’ rights to receive the Make Good Shares (as defined below) pursuant to Section 4.11 of the Securities Purchase Agreement and this Make Good Agreement shall not continue to run to the benefit of an Investor to the extent such Investor shall have transferred or sold all or any portion of its Notes, and that after any such transfer or sale such rights shall run to the Persons receiving such Units. The Make Good Pledgor hereby irrevocably agrees that other than in accordance with Section 4.11 of the Securities Purchase Agreement and this Make Good Agreement, the Make Good Pledgor will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or announce the offering of any of the Escrow Shares (including any securities convertible into, or exchangeable for, or representing the rights to receive Escrow Shares). In furtherance thereof, the Company and the Make Good Pledgor will (x) place a stop order on all Escrow Shares which shall expire on the date the Escrow Shares are delivered to the Investors or returned to the Make Good Pledgor, (y) notify the Transfer Agent in writing of the stop order and the restrictions on such Escrow Shares under this Make Good Agreement and direct the Transfer Agent not to process any attempts to resell or transfer by the Make Good Pledgor or anyone else any Escrow Shares before the date when such Escrow Shares are delivered to the Investor Agent and Investors or returned to the Make Good Pledgor, or otherwise in violation of Section 4.11 of the Securities Purchase Agreement and this Make Good Agreement. The Company and the Make Good Pledgor shall notify the Investors as soon as the Escrow Shares have been deposited with the Escrow Agent.

3.       Representations of the Make Good Pledgor. The Make Good Pledgor hereby represents and warrants to the Investors as follows:

          (i) The Make Good Pledgor is the record and beneficial owner of the Escrow Shares and all of the Escrow Shares are validly issued, fully paid and nonassessable shares of the Company, and free and clear of all Liens. There are no restrictions on the ability of the Make Good Pledgor to transfer the Escrow Shares to the Investors, except as stated herein. There are no restrictions on the ability of the Make Good Pledgor to enter into this Make Good Agreement other than transfer restrictions under applicable federal and state securities laws. Upon any transfer of Escrow Shares to Investors hereunder, Investors will receive full right, title and authority to such shares as holders of Common Stock of the Company free and clear of all liens other than those imposed by US Federal Securities laws.

          (ii) Performance of this Make Good Agreement and compliance with the provisions hereof will not violate any provision of any applicable law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the properties or assets of the Company or the Make Good Pledgor pursuant to the terms of any indenture, mortgage, deed of trust or other agreement or instrument binding upon the Company or the Make Good Pledgor or such properties or assets, other than such breaches, defaults or Liens which would not have a material adverse effect taken as a whole. No notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other person is necessary for the execution, delivery or performance of this Make Good Agreement or the consummation of the transactions contemplated hereby by the Make Good Pledgor.

          (iii) The Make Good Pledgor has carefully considered and understands its obligations and rights under Section 4.11 of the Securities Purchase Agreement and this Make Good Agreement, and in furtherance thereof (x) has consulted with its legal and other advisors with respect thereto and (y) hereby forever waives and agrees that it may not assert any equitable defenses in any Proceeding involving the Escrow Shares.

4. Disbursement of Escrow Shares.

          a.           In the event that the Combined Net Sales (as defined below) reported in the Annual Report of the Company on Form 10-K (or such other form appropriate for such purpose as promulgated by the Commission) for both of the fiscal years ending March 31, 2011 and 2012, as filed with the Commission (the “2011 Annual Report” and “2012 Annual Report”), is less than $125,000,000 (the “Guaranteed Amount”), the Escrow Agent (on behalf of the Make Good Pledgor) will, without any further action on the part of the Investors or the Investor Agent, transfer a number of Make Good Shares (as calculated below) to the Investor Agent, as agent for the Investors, on a pro-rata basis (determined by dividing each Investor’s Investment Amount by the aggregate of all Investment Amounts delivered to the Company by the Investors under the Securities Purchase Agreement) as specified in Exhibit A to this Agreement for no consideration other than payment of their respective Investment Amount paid to the Company at Closing. The “Make Good Shares” means a number of shares of Common Stock equal to 15% of the maximum number of shares of Common Stock issuable upon conversion of the Notes (measured as of the Final Closing Date). The number of Make Good Shares transferable to Investors shall be equal to:

[(the Guaranteed Amount – actual Combined Net Sales of the Company for the fiscal years ending March 31, 2011 and 2012)/the Guaranteed Amount]*aggregate number of Make Good Shares

          b.           For purposes hereof, “Combined Net Sales” shall mean the aggregate amount of the Company’s net sales as for both of the fiscal years ending March 31, 2011 and 2012 in each case determined in accordance with GAAP as reported in each of the 2011 Annual Report and 2012 Annual Report. Notwithstanding the foregoing or anything else to the contrary herein, for purposes of determining whether or not the Guaranteed Amount has been met, the Company may disregard any compensation charge or expense required to be recognized by the Company under GAAP resulting from the release of the Make Good Shares to the Make Good Pledgor if and to the extent such charge or expense is specified in the Company’s independent auditor’s report for the relevant year, as filed with the Commission. In determining whether the Company has achieved the Guaranteed Amount, any liquidated damages payable pursuant to the Transaction Documents shall not be included as expenses of the Company.

          c.           In the event that the Combined Net Sales reported in both of the 2011 Annual Report and 2012 Annual Report is equal to or greater than the Guaranteed Amount, no transfer of the Make Good Shares shall be required by the Make Good Pledgor to the Investors under this Section and such Make Good Shares shall be returned to the Make Good Pledgor in accordance with this Make Good Agreement.

          d.           Any required transfer of the Make Good Shares under this Section shall be made to the Investors or the Make Good Pledgor, as applicable, within 20 calendar days after the date which the 2012 Annual Report is filed with the Commission and otherwise in accordance with this Make Good Agreement subject to return as provided in the immediately preceding paragraph and, in the event that any of the Make Good Shares are required to be distributed to the Investors in accordance with the terms of this Make Good Agreement, the Escrow Agent will deliver such shares to the Investors in accordance with Exhibit A. The Investor Agent will deliver to the Escrow Agent (with a copy to the Company and the Make Good Pledgor) a copy of the 2011 Annual Report and 2012 Annual Report, together with the calculation of whether the Guaranteed Amount has been achieved. Escrow Agent need only rely on such letters from the Investor Agent and will disregard any contrary or further calculations or instructions in such regard delivered by or on behalf of the Company or the Make Good Pledgor.

          e.           Pursuant to Section 4(a), if the Investor Agent delivers a notice to the Escrow Agent that the Escrow Shares are to be transferred to the Investors, then the Escrow Agent shall immediately forward the Make Good Shares to the Company’s Transfer Agent for reissuance to the Investors in an amount to each Investor as set forth on Exhibit A attached hereto and otherwise in accordance with this Make Good Agreement. Each of the Company and the Make Good Pledgor covenants and agrees that upon the transfer of Make Good Shares to the Investors in accordance with this Make Good Agreement, the Company and the Make Good Pledgor shall promptly instruct its Transfer Agent to reissue such Make Good Shares in the applicable Investor’s name and deliver the same, or cause the same to be delivered as directed by such Investor in an amount to each Investor as set forth on Exhibit A attached hereto. If the Company and the Make Good Pledgor do not promptly provide such instructions to the Transfer Agent of the Company, then the Investor Agent is hereby irrevocably authorized and directed by the Company and the Make Good Pledgor to give such re-issuance instruction to the Transfer Agent of the Company. If a notice from the Investor Agent pursuant to Section 4(a) indicates that the Escrow Shares are to be returned to the Make Good Pledgor, then the Escrow Agent will promptly deliver the Make Good Shares to the Make Good Pledgor in accordance with instructions provided by the Company and the Make Good Pledgor at such time.

          f.           The Company and the Make Good Pledgor covenant and agree to provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request, including appropriate W-9 or W-8 forms for each Investor. The Company and the Make Good Pledgor understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrow Shares.

          g.           Notwithstanding the foregoing or anything else to the contrary herein, any Investor that exercises the right to convert such Investor’s Notes into shares of Common Stock prior to the date on which the 2012 Annual Report is filed with the Commission shall not receive the Make Good Shares to which such Investor would otherwise be entitled pursuant to this Section 4 and the Securities Purchase Agreement, and such Make Good Shares shall be returned to the Make Good Pledgor within 20 calendar days after the date on which the 2012 Annual Report is filed with the Commission and otherwise handled in accordance with this Make Good Agreement.

          h.           Notwithstanding the foregoing or anything else to the contrary herein, at such time as the aggregate principal amount (including accrued but unpaid interest) of outstanding Notes is less than 15% of the Gross Proceeds, all Make Good Shares shall be returned to the Make Good Pledgor within 20 calendar days after the date on which the Investor Agent delivers a notice to the Escrow Agent to that effect, and all obligations of the Make Good Pledgor hereunder to maintain funds in escrow shall cease.

5.        Notice of Filings. The Company agrees to promptly provide the Investor Agent written notice of the filing with the Commission of any financial statements or reports referenced herein.

6.        Escrow Shares.

          a.           If any Escrow Shares are deliverable to the Investors in accordance with this Make Good Agreement, (i) the Make Good Pledgor covenants and agrees to execute all such instruments of transfer (including stock powers and assignment documents) as are customarily executed to evidence and consummate the transfer of the Escrow Shares from the Make Good Pledgor to the Investors, to the extent not done so in accordance with Section 2, and (ii) following its receipt of the documents referenced in Section 6(i), the Company and Escrow Agent covenant and agree to cooperate with the Transfer Agent so that the Transfer Agent may promptly reissue such Escrow Shares in the applicable Investor’s name and delivers the same as provided herein or otherwise directed in writing by the applicable Investors. Until such time as (if at all) the Escrow Shares are required to be delivered pursuant to the Securities Purchase Agreement and in accordance with this Make Good Agreement, (i) any dividends payable in respect of the Escrow Shares and all voting rights applicable to the Escrow Shares shall be retained by the Make Good Pledgor and (ii) should the Escrow Agent receive dividends or voting materials, such items shall not be held by the Escrow Agent, but shall be passed immediately on to the Make Good Pledgor and shall not be invested or held for any time longer than is needed to effectively re-route such items to the Make Good Pledgor. In the event that the Escrow Agent receives a communication requiring the conversion of the Escrow Shares to cash or the exchange of the Escrow Shares for that of an acquiring company, the Escrow Agent shall solicit and follow the written instructions of the Make Good Pledgor; provided, that the cash or exchanged shares are instructed to be redeposited into the Escrow Account. If the Company shall at any time after the date hereof (A) declare and pay a dividend or make a distribution on Common Stock, or (B) subdivide or split the outstanding shares of Common Stock into a greater number of shares, or (C) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, or (D) make any other similar changes to its share capital, the Investors shall be entitled to receive the proportionately adjusted number of Make Good Shares and all dividends and other distributions made on the Make Good Shares that the Investors would have received had the Investors received such Make Good Shares at their applicable Closing. The Make Good Pledgor shall be responsible for all taxes of the Company, the Make Good Pledgor, or any Investor resulting from any such conversion, exchange or adjustment.

          b.           Assuming the Make Good Pledgor provides good and valid title to the Escrow Shares to be transferred and delivered on behalf of the Make Good Pledgor to the Investors hereunder, free and clear of all liens, encumbrances, equities or claims, the Escrow Agent will ensure that upon delivery of the Escrow Shares, good and valid title to the Escrow Shares, free and clear of all liens, encumbrances, equities or claims will pass to the Investors. The Escrow Agent shall not take any action which could impair Investors’ rights in the Escrow Shares. The Escrow Agent shall not sell, transfer, assign or otherwise dispose of (by operation of law or otherwise) or grant any option with respect to any Escrow Shares prior to the termination of this Agreement.

7.        Interpleader. Should any controversy arise among the parties hereto with respect to this Make Good Agreement or with respect to the right to receive the Escrow Shares, Escrow Agent and/or the Investor Agent shall have the right to consult and hire counsel and/or to institute an appropriate interpleader action to determine the rights of the parties. Escrow Agent and/or the Investor Agent are also each hereby authorized to institute an appropriate interpleader action upon receipt of a written letter of direction executed by the parties so directing either Escrow Agent or the Investor Agent. If Escrow Agent or the Investor Agent is directed to institute an appropriate interpleader action, it shall institute such action not prior to thirty (30) days after receipt of such letter of direction and not later than sixty (60) days after such date. Any interpleader action instituted in accordance with this Section 7 shall be filed in the New York Courts (as defined below), and the Escrow Shares in dispute shall be deposited with the court and in such event Escrow Agent and the Investor Agent shall be relieved of and discharged from any and all obligations and liabilities under and pursuant to this Make Good Agreement with respect to the Escrow Shares and any other obligations hereunder.

8.        Exculpation and Indemnification of Escrow Agent and the Investor Agent.

          a.           Escrow Agent is not a party to, and is not bound by or charged with notice of any agreement out of which this escrow may arise. Escrow Agent acts under this Make Good Agreement as a depositary only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution of any notice given by any other party hereunder, or for the identity or authority of any person executing any such notice. Escrow Agent will have no duties or responsibilities other than those expressly set forth herein. Escrow Agent will be under no liability to anyone by reason of any failure on the part of any party hereto (other than Escrow Agent) or any maker, endorser or other signatory of any document to perform such person’s or entity’s obligations hereunder or under any such document. Except for this Make Good Agreement and instructions to Escrow Agent pursuant to the terms of this Make Good Agreement, Escrow Agent will not be obligated to recognize any agreement between or among any or all of the persons or entities referred to herein, notwithstanding its knowledge thereof. The Investor Agent’s sole obligation under this Make Good Agreement is to provide written instruction to Escrow Agent (following such time as the Company files certain periodic financial reports as specified in Section 4 hereof) directing the distribution of the Escrow Shares. The Investor Agent will provide such written instructions upon review of the relevant Combined Net Sales amount reported in such periodic financial reports as specified in Section 4 hereof. The Investor Agent is not charged with any obligation to conduct any investigation into the financial reports or make any other investigation related thereto. In the event of any actual or alleged mistake or fraud of the Company, its auditors or any other person (other than the Investor Agent) in connection with such financial reports of the Company, the Investor Agent shall have no obligation or liability to any party hereunder.

          b.           Neither the Escrow Agent nor Investor Agent will be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, absent gross negligence or willful misconduct. The Escrow Agent and Investor Agent may each rely conclusively on, and will be protected in acting upon, any order, notice, demand, certificate, or opinion or advice of counsel (including counsel chosen by Escrow Agent or Investor Agent, as applicable), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by Escrow Agent or Investor Agent, as applicable, to be genuine and to be signed or presented by the proper person or persons. The duties and responsibilities of the Escrow Agent and Investor Agent, as the case may be, hereunder shall be determined solely by the express provisions of this Make Good Agreement and no other or further duties or responsibilities shall be implied, including, but not limited to, any obligation under or imposed by any laws of the State of New York upon fiduciaries. NEITHER THE ESCROW AGENT NOR INVESTOR AGENT SHALL BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S OR INVESTOR AGENT'S, AS THE CASE MAY BE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING, WITHOUT LIMITATION, LOST PROFITS), EVEN IF THE ESCROW AGENT OR INVESTOR AGENT, AS APPLICABLE, HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

          c.           The Company and the Make Good Pledgor hereby indemnify and hold harmless each of Escrow Agent, the Investor Agent and any of their principals, partners, agents, employees and affiliates from and against any expenses, including reasonable attorneys’ fees and disbursements, damages or losses suffered by Escrow Agent or the Investor Agent in connection with any claim or demand, which, in any way, directly or indirectly, arises out of or relates to this Make Good Agreement or the services of Escrow Agent or the Investor Agent hereunder; except, that if Escrow Agent or the Investor Agent is guilty of willful misconduct or gross negligence under this Make Good Agreement, then Escrow Agent or the Investor Agent, as the case may be, will bear all losses, damages and expenses arising as a result of its own willful misconduct or gross negligence. Promptly after the receipt by Escrow Agent or the Investor Agent of notice of any such demand or claim or the commencement of any action, suit or proceeding relating to such demand or claim, Escrow Agent or the Investor Agent, as the case may be, will notify the other parties hereto in writing. For the purposes hereof, the terms “expense” and “loss” will include all amounts paid or payable to satisfy any such claim or demand, or in settlement of any such claim, demand, action, suit or proceeding settled with the express written consent of the parties hereto, and all costs and expenses, including, but not limited to, reasonable attorneys’ fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding. The provisions of this Section 8 shall survive the termination of this Make Good Agreement, and the resignation or removal of the Escrow Agent.

9.          Compensation of Escrow Agent. Escrow Agent shall be entitled to a fee of $1,500.00 as compensation for its services, which compensation shall be paid by the Company. The fee agreed upon for the services rendered hereunder is intended as full compensation for Escrow Agent’s services as contemplated by this Make Good Agreement; provided, however, that in the event that Escrow Agent renders any material service not contemplated in this Make Good Agreement, or there is any assignment of interest in the subject matter of this Make Good Agreement, or any material modification hereof, or if any material controversy arises hereunder, or Escrow Agent is made a party to any litigation pertaining to this Make Good Agreement, or the subject matter hereof, then Escrow Agent shall be reasonably compensated by the Company for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney’s fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable from the Company. Prior to incurring any costs and/or expenses in connection with the foregoing sentence, Escrow Agent shall be required to provide written notice to the Company of such costs and/or expenses and the relevancy thereof and Escrow Agent shall not be permitted to incur any such costs and/or expenses which are not related to litigation prior to receiving written approval from the Company, which approval shall not be unreasonably withheld.

10.        Resignation of Escrow Agent. At any time, upon ten (10) Business Days’ written notice to the Company and the Investors, Escrow Agent may resign and be discharged from its duties as Escrow Agent hereunder. As soon as practicable after its resignation, Escrow Agent will promptly turn over to a successor escrow agent appointed by the Company and the Investor Agent the Escrow Shares held hereunder upon presentation of a document appointing the new escrow agent and evidencing its acceptance thereof. If, by the end of the ten (10) Business Day period following the giving of notice of resignation by Escrow Agent, the Company and the Investor Agent shall have failed to appoint a successor escrow agent, Escrow Agent shall deposit the Escrow Shares as directed by the Investor Agent with the understanding that such Escrow Shares will continue to be subject to the provisions of this Make Good Agreement.

11.        Records. Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Make Good Agreement or as may reasonably be requested by the parties hereto from time to time before such termination, Escrow Agent shall provide the parties hereto, as the case may be, with a complete copy of such records, certified by Escrow Agent to be a complete and accurate account of all such transactions. The authorized representatives of each of the parties hereto shall have access to such books and records at all reasonable times during normal business hours upon reasonable notice to Escrow Agent and at the requesting party’s expense.

12.        Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via (i) facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section or (ii) electronic mail (i.e., Email) prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via (i) facsimile at the facsimile number specified in this Section or (ii) electronic mail (i.e., Email) on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, or (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given, if sent by any means other than facsimile or Email transmission. The address for such notices and communications shall be as follows:

If to the Company:	Yayi International Inc.
No. 9 Xingguang Road
Northern Industrial Park of Zhongbei Town,
Xiqing District, Tianjin 300384, China
Attention: President
Facsimile: 86-22-2798-4358

With a copy to:	Pillsbury Winthrop Shaw Pittman LLP
2300 N Street NW
Washington, D.C. 20037
Attention: Louis A. Bevilacqua, Esq.
Facsimile: 202-663-8007

If to the Make
Good Pledgor:	c/o Tianjin Yayi Industrial Co., Ltd.
No. 9 Xingguang Road
Northern Industrial Park of Zhongbei Town,
Xiqing District, Tianjin 300384, China
Attention: Mr. Fung Shek
Facsimile: 86-22-2798-4358

If to the Investor
Agent:	Euro Pacific Capital, Inc.
88 Post Road West, 3rd Floor
Westport, CT 06880
Attention: Mr. Thomas Tan
Facsimile: (203) 662-9771

With a copy to:	Ellenoff Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, NY 10017
Attention: Barry I. Grossman, Esq.
Facsimile: (212) 370-7889

If to the Escrow
Agent:	Escrow, LLC
215 Mockingbird Lane
Warrenton, VA 20186
Attention: Johnnie L. Zarecor
Facsimile: (212) 370-7889

13.        Execution in Counterparts. This Make Good Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile or e-mail execution and delivery of this Agreement is legal, valid and binding for all purposes.

14.        Assignment and Modification. This Make Good Agreement and the rights and obligations hereunder of the Make Good Pledgor may not be assigned. This Make Good Agreement and the rights and obligations hereunder of the Escrow Agent may be assigned by the Escrow Agent only with the prior consent of the Company and the Investor Agent. Subject to the requirements under federal and state securities laws, an Investor may assign its rights under this Make Good Agreement without any consent from any other party. This Make Good Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Escrow Agent, the Company, the Make Good Pledgor and the Investor Agent. This Make Good Agreement is binding upon and intended to be for the sole benefit of the parties hereto and their respective successors, heirs and permitted assigns, and none of the provisions of this Make Good Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person, except for the Investors under the Securities Purchase Agreement. No portion of the Escrow Shares shall be subject to interference or control by any creditor of any party hereto, or be subject to being taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such party hereto prior to the disbursement thereof to such party hereto in accordance with the provisions of this Make Good Agreement.

15.        Applicable Law. This Make Good Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the conflicts of laws principles thereof. The representations and warranties contained in this Make Good Agreement shall survive the execution and delivery hereof and any investigations made by any party. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Make Good Agreement shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith, and hereby irrevocably waives, and agrees not to assert in any such proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Make Good Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

16.        Headings. The headings contained in this Make Good Agreement are for convenience of reference only and shall not affect the construction of this Make Good Agreement.

17.        Attorneys’ Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Make Good Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees from the other party (unless such other party is the Escrow Agent), which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

18.        Merger or Consolidation. Any entity into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Make Good Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

19.        Waiver. No waiver of, or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

20.        Entire Agreement. This Make Good Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Make Good Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

21.        Construction. Whenever required by the context of this Make Good Agreement, the singular shall include the plural and masculine shall include the feminine. This Make Good Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if all parties had prepared the same.

22.        Further Instruments. If this Make Good Agreement reasonably requires other or further instruments in connection with this Make Good Agreement or obligations in respect hereto, the necessary parties hereto shall use its best efforts to join in furnishing such instruments.

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          IN WITNESS WHEREOF, the parties have duly executed this Make Good Agreement as of the date set forth opposite their respective names.

COMPANY:

YAYI INTERNATIONAL INC.

By: /s/ Li Liu
Name: Li Liu
Title: Chief Executive Officer and President

MAKE GOOD PLEDGOR:

GLOBAL ROCK STONE INDUSTRIAL LTD

By: /s/ Fung Shek
Name: Fung Shek
Title: Director

ESCROW AGENT:

ESCROW, LLC

By: /s/ Johnnie L. Zarecor
Name: Johnnie L. Zarecor
Title: Vice President

INVESTOR AGENT:

EURO PACIFIC CAPITAL, INC.

By: /s/ Gordon McBean
Name: Gordon McBean
Title: Head of Capital Markets

Yayi Make Good Escrow Agreement

Exhibit A

INVESTORS

Investor’s Legal Name	Investment Amount
AMY J STEFANIK TTEE AMY J STEFANIK REVOCABLE TRUST U/A 2/6/01	$100,000
ANDREW P COOK SUSAN R COOK	$50,000
ARNOLD WILLIAM GOLDSCHLAGER NORA GOLDSCHLAGER TTEE THE GOLDSCHLAGER FAMILY TRUST U/A 6/24/04	$50,000
ART KLEPPEN KIMBERLY KLEPPEN	$100,000
BARBARA HEARST	$100,000
BARBARA J PETERSON TTEE REV TR OF BARBARA J PETERSON U/A 2/4/00	$70,000
BARBARA S MEISTER TTEE THE MEISTER NON-EXEMPT MARITAL TR U/A 11/17/83	$100,000
BARBARA SEIDEL TTEE BARBARA GALLUN SEIDEL RESIDUAL TRUST U/A 2/9/60	$50,000
BARBARA SUE WILSON DAVID D WILSON TTEE THE BARBARA SUE WILSON U/A 8/23/94	$50,000
BERT HUNTSINGER	$50,000
BRENT PAULGER SHARISSA PAULGER	$50,000
BRIAN S BEHAN	$50,000
BRUCE WALKER RAVENEL III	$300,000
BUCKTHORN LLC	$50,000
CARLOS A MERINO TTEE CARLOS ALFONSO MERINO REV LIVING TRUST, U/A 12/04/96	$50,000
CAROLYN R LONG	$60,000
CHARLOTTE J BELASCO	$50,000
CHRISTIANNA SEIDEL TTEE PROPERTY TRUST U/A 11/5/99 FBO CHRISTIANNA SEIDEL	$50,000
CINDY J LEWIS TTEE CINDY J LEWIS DECL OF TRUST U/A 3/11/93	$50,000
COREY SHANNON MCNAMEE	$50,000
CYNTHIA KESSLER & JAMES KESSLER	$50,000
DAVID ALAN SCULLY	$100,000
DAVID ARITA TOD	$50,000
DAVID BRISBIN TTEE INNES/BRISBIN LIVING TRUST DATED 6/8/04	$100,000
DAVID W LARSON JENNIFER L LARSON	$100,000
DEBORAH FOREMAN TTEE DEBORAH D FOREMAN TRUST U/A 9/29/94	$50,000
DOUGLAS W JOHNSON TTEE DOUGLAS WILLIAM JOHNSON REV TRST U/A 6/25/10	$50,000
DR UZZI REISS MRS YAEL REISS TTEE THE REISS FAMILY TRUST U/A 12/29/88	$50,000
EVA MARIE SALAS TTEE EVA M SALAS TRUST	$50,000
GAYLE M & DEBORAH SANDERS TTEE THE GAYLE M SANDERS FAM TR REV TR, U/A 8/15/02	$100,000
GEORGE FELDMAN	$250,000
GILBERT DOMINGUEZ TTEE DOMINGUEZ TRUST U/A 3/3/05	$350,000
HCR INVESTMENTS INC.	$100,000
HEIDI W KIENE KEVIN KIENE	$100,000
HEMANT KATHURIA P/ADM H KATHURIA INVESTMENTS II P PLAN	$50,000
JACK ABRAMS MARGO ABRAMS TTEE JACK ABRAMS PENSION PLAN 1	$50,000
JANET D RUSSELL TTEE JANET DICKINSON RUSSELL LIVING TR U/A 1/20/10	$50,000
JEAN A DAVIDS-OSTERHAUS TTEE JEAN A DAVIDS-OSTERHAUS REV U/A 10/03/07	$50,000
JEFF ARCHIBALD	$100,000
JERRY F MCWILLIAMS	$50,000
JIM GRIFFIN CUST DANIEL J GRIFFIN UTMA OH	$60,000

Investor’s Legal Name	Investment Amount
JIM GRIFFIN CUST MICHELLE E GRIFFIN UTMA OH	$60,000
JIM ROBERT PUGH	$50,000
JIMMIE C WEST CAROLYN E WEST	$50,000
JOHN A RUPP TTEE JOHN A RUPP TRUST U/A 3/9/07	$50,000
JOHN D SMEAD	$50,000
JOSEPH MCCARTHY MIKI MCCARTHY TOD	$50,000
JULIA L GRIFFIN	$60,000
KENNETH H NASS & MAUREEN K NASS TTEE KENNETH H NASS & MAUREEN K NASS CHARITRUST U/A 6/7/05	$100,000
KEVIN MOORE	$50,000
KK SWOGGER ASSET MANAGEMENT, LP	$80,000
LARRY GUAGLIARDO TOD	$70,000
LAURA SMITH FORREST SMITH TTEE CONNELLY JOHNSON SMITH FAM TR U/A 4/2/09	$50,000
MARC A PIERRE, P BARRAGAN P/ADM CENTER FOR PHYS HLTH 401K PSP MARC PIERRE	$50,000
MARC BIENSTOCK JENNY I BIENSTOCK	$50,000
MARC W LEVIN SUSAN G LEVIN	$50,000
MARK A OSTERHAUS TTEE THE MARK A OSTERHAUS REV TR U/A 10/31/07	$50,000
MARK DUGGER P/ADM THE ALLSTATES DRYWALL INC EE ST	$50,000
MARK EDWARD SMEAD TTEE MARK E SMEAD REVOC LIVING TRUST U/A 11/17/95	$100,000
MARK STERIN	$70,000
MAUREEN K NASS KENNETH H NASS TTEE MAUREEN K NASS LIVING TRUST U/A 5/16/05	$50,000
MICHAEL J HANRATTY LYNSAY F HANRATTY	$100,000
MICHAEL SCULLY	$100,000
MITCHELL MARTIN DEBORAH MARTIN	$50,000
NANCY L BENSON TTEE THE NANCY L BENSON LIVING TRUST U/A 11/11/02	$50,000
N E APPERSON, P MCEACHERN TTEE NORMAN E APPERSON AND PAMELA MCEACHERN TR, U/A 7/22/96	$100,000
NFS/FMTC IRA FBO DIANE D SPOLUM	$200,000
NFS/FMTC IRA FBO HOWARD W WAHL	$100,000
NFS/FMTC IRA FBO LEONARD SIEGEL	$50,000
NFS/FMTC IRA FBO LYNN HAVLIK	$50,000
NFS/FMTC IRA FBO ROYCE V JACKSON	$100,000
NFS/FMTC IRA FBO ROBERT STEPHEN ADAMS	$100,000
NFS/FMTC ROLLOVER IRA FBO ANDRES KEICHIAN	$50,000
NFS/FMTC ROLLOVER IRA FBO BERTRAND BROOKS CARDER	$50,000
NFS/FMTC ROLLOVER IRA FBO DONALD T GLASER JR	$50,000
NFS/FMTC ROLLOVER IRA FBO EDWIN BRUNO KAEHLER	$50,000
NFS/FMTC ROLLOVER IRA FBO JAMES A TAMBORELLO	$100,000
NFS/FMTC ROLLOVER IRA FBO JERRY R SPEAKS	$50,000
NFS/FMTC ROLLOVER IRA FBO LYNN ROLLINS STULL	$50,000
NFS/FMTC ROLLOVER IRA FBO RALPH DALE EDSON	$100,000
NFS/FMTC ROLLOVER IRA FBO RICHARD DAVIS MOORE	$40,000
NFS/FMTC ROLLOVER IRA FBO ROBERT M WEISSBERG	$50,000
NFS/FMTC ROLLOVER IRA FBO RONALD ALLEN MCCANN	$50,000
NFS/FMTC ROLLOVER IRA FBO TODD HOWARD OVERGARD	$50,000
NFS/FMTC ROTH IRA FBO HELEN ERSKINE	$50,000

Investor’s Legal Name	Investment Amount
NFS/FMTC ROTH IRA FBO VIRGINIA C ADAMS	$50,000
NFS/FMTC SEP IRA FBO CARTER LAREN	$100,000
NFS/FMTC SEP IRA FBO GERALD E MANWILL	$50,000
NFS/FMTC SEP IRA FBO GERALD MONA	$50,000
NORMAN S KRAMER & LINDA L KRAMER	$50,000
OLEKSANDR TUMKO OKSANA TUMKO	$50,000
PETER D SCHIFF	$200,000
POINT AUX CHENES, LLC	$50,000
POM INVESTMENTS LLC	$100,000
PRASAD REALTY CORP	$50,000
QUINCY MURPHY INC	$50,000
R STEVEN SMITH	$100,000
RICHARD GRIFF JACKIE GRIFF	$150,000
RICHARD P ANTHONY III & KIMBERLY J ANTHONY	$50,000
RICHARD POTAPCHUK	$300,000
ROBERT L BISHOP TOD FRANCINE BISHOP	$50,000
ROBERT T FOSS MARGARET FOSS TTEE ROBERT T & MARGARET FOSS REV TR U/A 3/31/04	$60,000
SCOTT & MISTY DAVIES TTEE THE SCOTT & MISTY DAVIES LIVING TR, U/A 6/28/07	$80,000
SCOTT R GRIFFIN	$60,000
SHELBY JORDAN, BECKY JORDAN	$50,000
SKEE GOEDHART TTEE THE PARACELSUS REVOCABLE TRUST U/A 7/25/97	$50,000
STEPHEN RASKIN P/ADM DREW & RASKIN P/S PLAN FBO STEPHEN RASKIN	$100,000
STEVE & COLLEEN HOKE TTEE HOKE LIVING TRUST U/A 4/19/02	$50,000
STEVEN JAY EPSTEIN	$50,000
SUSAN C CULLEN	$50,000
THOMAS L INGRAM CARISSA INGRAM TTEE INGRAM LIVING TRUST U/A 11/2/05	$50,000
TIMOTHY CRANE TTEE TIMOTHY R CRANE TRUST U/A 12/6/04	$100,000
TRISHA L FRERES THEODORE KYLE FRERES TTEE TRISHA L FRERES LIVING TRUST U/A 12/20/04	$50,000
WALTER FRIESEN	$80,000
WILLIAM A KARGES JR TTEE KARGES REVOC INTERVIVOS TRUST U/A 4/29/85	$50,000
WILLIAM BRADLEY P/ADM BRADLEY ANESTHESIOLOGY PSP	$50,000
WILLIAM J CYR	$70,000
WILLIAM TEN BRINK TTEE TEN BRINK TRUST U/A 10/2/86	$90,000
WILLIAM WILEY MARIANNE WILEY TTEE WILEY FAMILY LIVING TRUST U/A 7/19/95	$60,000
TOTAL	$8,920,000